Exhibit 10.4.3

CHIPOTLE MEXICAN GRILL, INC.

RESTRICTED STOCK AGREEMENT

Name of Participant:

No. of Shares:	Shares Class A Common Stock

Grant Date:

Vesting Schedule:

This Restricted Stock Agreement (this “Agreement”), dated as of the date of grant first stated above (the “Grant Date”), is delivered by Chipotle Mexican Grill, Inc., a Delaware corporation, to the Participant named above (the “Participant”), who is an employee of the Company.

Recitals

A. The Company has agreed to grant to the Participant, under the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan (the “Plan”), shares of restricted stock as indicated above (the “Award”), subject to the terms and conditions hereof and the Plan.

B. The Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) has approved this Award.

Agreement

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. Except as expressly indicated herein, defined terms used in this Agreement have the meanings set forth in the Plan.

2. Grant of Restricted Stock. Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Plan, the Company, with the approval and at the direction of the Committee, hereby grants to the Participant, the number of restricted shares of the Company’s Common Stock indicated above (the “Restricted Stock”).

3. Vesting and Forfeiture of Restricted Stock.

(a) Vesting of Restricted Stock. The shares of Restricted Stock subject to this Award shall be subject to the restrictions contained in this Agreement and subject to forfeiture to the Company unless and until the shares of Restricted Stock have vested in accordance with the terms and conditions of this Agreement. Subject to the terms and conditions of this Agreement, the shares of Restricted Stock will vest in full on the vesting dates indicated above provided the Participant remains continuously employed by the Company from the Grant Date until the applicable vesting date.

(b) Acceleration of Vesting. Notwithstanding the foregoing subparagraph (a), in the event the Committee determines that the Participant’s employment with the Company was terminated by the Company Without Cause or by the Participant for Good Reason, in either case prior to the vesting of any shares of Restricted Stock, all of the unvested shares of Restricted Stock will vest immediately on the Participant’s termination date.

(c) Forfeiture. In the event, in any case prior to the vesting of any shares of Restricted Stock, of (1) a termination of employment of the Participant other than Without Cause or for Good Reason (in either case as determined by the Committee), (2) Participant attempting to sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber any unvested shares of Restricted Stock or (3) any unvested shares of Restricted Stock becoming subject to attachment or any similar involuntary process, then any unvested shares of Restricted Stock shall be forfeited by the Participant to the Company, the Participant shall thereafter have no right, title or interest whatever in such shares of Restricted Stock, and, if the Company does not have custody of any and all certificates representing shares of Restricted Stock so forfeited, the Participant shall immediately return to the Company any and all certificates representing shares of Restricted Stock so forfeited. Additionally, the Participant will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing shares of Restricted Stock forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing shares of Restricted Stock so forfeited and to cause a book entry to be made in the records of the Company’s transfer agent in the name of the Participant (or a new stock certificate to be issued, if requested by the Participant) evidencing any shares that vested prior to forfeiture. If the shares of Restricted Stock are evidenced by a book-entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book-entry to be adjusted to reflect the number of shares of Restricted Stock so forfeited.

(d) Effect of Vesting; Issuance of Unrestricted Stock. Upon the vesting of any shares of Restricted Stock, such vested shares will no longer be subject to forfeiture as provided in Section 3(c) of this Agreement. Upon the vesting of any shares of Restricted Stock, all restrictions on such shares will lapse and the Company will issue (subject to Sections 11 and 15) to the Participant a certificate or electronically transfer by book-entry the number of shares of Common Stock of the Company that are free of any transfer or other restrictions arising under this Agreement.

(e) Certain Leaves of Absence. Participant’s employment with the Company will not be deemed to have terminated if Participant takes a military leave, sick leave, approved sabbatical or other bona fide leave of absence approved by the Company, provided, however, that for any such leave of absence other than a sabbatical, any vesting date(s) not yet reached on the date of commencement of any such leave will be rolled forward by the number of days of any such leave of absence, and the vesting of any shares of Restricted Stock will be delayed until such adjusted vesting date(s).

4. Adjustment of Restricted Stock. The number of shares of Restricted Stock subject to this Award will automatically adjust to prevent accretion, or to protect against dilution, in the event of a change to the Company’s common stock resulting from a recapitalization, stock split, consolidation, spin-off, reorganization, or liquidation or other similar transactions and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

5. Rights as a Stockholder. As of the Grant Date, the Participant shall have all of the rights of a stockholder of the Company with respect to the shares of Restricted Stock (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement; provided that dividends and other distributions paid on the shares of Restricted Stock shall be held by the Company on the Participant’s behalf and shall be subject to the same vesting conditions applicable to the underlying shares of Restricted Stock. Promptly after the vesting of any of the shares of Restricted Stock (but in any event by no later than 2.5 months after the end of the calendar in which such Restricted Stock vests), the Company shall distribute to the Participant all dividends or distributions previously paid with respect to the shares of Restricted Stock that vested hereunder. In the event the Participant forfeits shares of Restricted Stock, the Participant shall also immediately forfeit any dividends or distributions held by the Company that are attributable to such forfeited shares.

6. Non-Transferability of Award. The shares of Restricted Stock shall not be assignable or transferable by the Participant prior to their vesting in accordance with Section 3, except, in event of the death of the Participant, by will or the laws of descent and distribution. In addition, shares of Restricted Stock shall not be subject to attachment, execution or other similar process prior to vesting.

7. Notice of Non-Transferability of Restricted Stock. Any book-entry or stock certificates representing unvested shares of Restricted Stock may, at the Committee’s discretion, contain a notation or bear the following legend (as well as any notations or legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions contained in this Agreement:

“THE SHARES REPRESENTED BY THIS [BOOK-ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

8. Employment Not Affected. The granting of the Award shall not be construed as granting to the Participant any right with respect to continuance of employment with the Company. Except as may otherwise be limited by a written agreement between the Company and the Participant, the right of the Company to terminate at will the Participant’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company and acknowledged by the Participant.

9. Amendment of Restricted Stock Award. The Award or the terms of this Agreement may be amended by the Board or the Committee at any time (a) if the Board or the Committee determines, in its reasonable discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; provided that, such amendment shall not materially and adversely affect the rights of the Participant hereunder; or (b) other than in the circumstances described in clause (a), with the consent of the Participant.

10. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Secretary at its executive offices at 1543 Wazee Street, Suite 200, Denver, Colorado 80202, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11. Tax Consequences and Withholding. As of the Grant Date, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such shares.

The Participant understands that unless a proper and timely Section 83(b) election has been made as further described below, generally under Section 83 of the Code, at the time the shares of Restricted Stock vest, the Participant will be obligated to recognize ordinary income and be taxed in an amount equal to the Fair Market Value as of the date of vesting for the shares of Restricted Stock then vesting. The Participant shall be solely responsible for any tax obligations that may arise as a result of the shares of Restricted Stock, provided that the Company may require the forfeiture of a number of shares of Restricted Stock having a Fair Market Value as of the date of vesting equal to the amount of any required withholding.

The Participant has been informed that, with respect to the grant of the Award, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the date of grant, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Stock on the date of grant. The Participant acknowledges that it is the Participant’s sole responsibility to timely file the election under Section 83(b) of the Code. If the Participant makes such election, the Participant shall promptly provide the Company a copy and the Company may require at the time of such election an additional payment for withholding tax purposes based on the Fair Market Value of the Restricted Stock as of the date of issuance.

12. Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award or this Agreement and those of the Plan, the provisions of the Plan shall control.

13. Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall to the extent of such preemptive govern.

14. Integrated Agreement. This Agreement and the Plan constitute the entire understanding and agreement between the Company and the Participant with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Company and the Participant with respect to such subject matter other than those as set forth or provided for herein.

15. Securities Matters. The Company shall not be required to deliver any shares of Restricted Stock, or any certificates therefore or book-entry transfer notation thereof, until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

16. Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date specified above.

CHIPOTLE MEXICAN GRILL, INC.

By:
Darlene J. Friedman
Chair of the Compensation
Committee of the Board of Directors

ACCEPTED AND AGREED TO:

, Participant